UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

Unitrin, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

Notice of

2003

Annual Meeting

and Proxy Statement

One East Wacker Drive • Chicago, Illinois 60601

One East Wacker Drive

Chicago, Illinois 60601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 7, 2003

The 2003 Annual Meeting of Shareholders of Unitrin, Inc. (the “Company” or “Unitrin”) will be held at 10:00 a.m. on Wednesday, May 7, 2003 at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670. The purpose of the Annual Meeting will be to:

(1)	Elect a Board of Directors; and

(2)	Conduct such other business properly brought before the meeting.

The Board of Directors has fixed March 18, 2003 as the record date for determining shareholders entitled to receive this notice and vote at the Annual Meeting or any adjournments or postponements of the meeting. A list of shareholders as of the close of business on March 18, 2003 will be available for inspection at the Annual Meeting and for a period of ten days prior to May 7, 2003 during ordinary business hours at the Company’s executive offices located at One East Wacker Drive, Chicago, Illinois 60601.

By Order of the Board of Directors

Scott Renwick

Secretary

Chicago, Illinois

April 1, 2003

Important: Whether or not you plan to attend the Annual Meeting, please fill in, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope provided. If you are a shareholder of record, you may also give a proxy by telephone or through the Internet by following the instructions printed on your proxy card.

PROXY STATEMENT FOR THE

2003 ANNUAL MEETING OF SHAREHOLDERS

The Company’s Board of Directors is furnishing you with this Proxy Statement to solicit proxies to be voted at the 2003 Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on Wednesday, May 7, 2003 at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets (Plaza Level), Chicago, Illinois 60670. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is One East Wacker Drive, Chicago, Illinois 60601. We began sending these proxy materials on or about April 1, 2003 to all shareholders entitled to vote at the 2003 Annual Meeting.

All properly executed proxy cards, and all properly completed proxies submitted by telephone or through the Internet, that are delivered in response to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

Proxy and Proxy Statement

What is a proxy?

A proxy is your legal appointment of another person to vote the stock you own. That other person is called a proxy. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated the Company’s Chairman and Chief Executive Officer, Richard C. Vie, and the Company’s Executive Vice President and Chief Financial Officer, Eric J. Draut, to act as proxies for the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares if you provide a proxy in the manner described in this Proxy Statement.

What is a Proxy Statement?

It is a document that sets forth the information required by the federal securities laws and regulations administered by the Securities and Exchange Commission (“SEC”) which is intended to allow you to vote on an informed basis at the Annual Meeting.

Voting and Record Date

What am I being asked to vote on?

You are being asked to vote on the election of a Board of Directors consisting of the following eleven nominees:

•	James E. Annable

•	Eric J. Draut

•	Douglas G. Geoga

•	Reuben L. Hedlund

•	Jerrold V. Jerome

•	William E. Johnston, Jr.

•	Wayne Kauth

•	Fayez S. Sarofim

•	Donald G. Southwell

•	Richard C. Vie

•	Ann E. Ziegler

The Board of Directors recommends that you vote “FOR” each of the nominees.

Who can vote?

You are entitled to vote at the Annual Meeting if you owned Unitrin common stock at the close of business on March 18, 2003. This date is called the record date.

How many shares of Unitrin stock are eligible to be voted at the Annual Meeting?

At the close of business on the record date of March 18, 2003, there were 67,572,595 shares of Unitrin common stock issued and outstanding. Accordingly, 67,572,595 shares of Unitrin common stock are eligible to be voted at the Annual Meeting. Unitrin had no other voting securities outstanding on March 18, 2003.

How many votes do I have?

Each share of Unitrin common stock that you owned on the record date entitles you to one vote. Your proxy card indicates the number of shares of Unitrin common stock that you owned on March 18, 2003 which are eligible to be voted at the Annual Meeting.

How do I vote in person?

If you owned Unitrin common stock in your own name on March 18, 2003, your name will appear on the list of record shareholders of the Company and, if you wish to attend in person, you will be admitted to attend the Annual Meeting and vote by written ballot. However, if your shares are held in the name of a broker, bank or other institution, you must present written evidence at the Annual Meeting from the institution indicating that you were the beneficial owner of the shares on March 18, 2003 and that you have been authorized by that institution to vote your shares in person. This written evidence is generally called a “Legal Proxy” and should be submitted to the Company’s Secretary, Scott Renwick, prior to the commencement of the Annual Meeting.

How do I give a proxy to vote my shares?

How you give a proxy to vote your shares depends on whether you hold your shares of Unitrin common stock (i) as a “shareholder of record” or (ii) in “street name” through an institution, such as a stock brokerage firm or bank. The shares of a shareholder of record are registered with the Company’s transfer agent, Wachovia Bank, N.A. (formerly known as First Union National Bank), in the shareholder’s own name. Shares held in street name are registered with the Company’s transfer agent in the name of the stock brokerage firm or other institution (or the name of its nominee), but not in the shareholder’s own name. In this case, the institution maintains its own internal records showing the shareholder as the actual beneficial owner of the shares.

Shareholders of record: If you hold your shares of Unitrin common stock as a shareholder of record (or through the Company’s employee 401(k) savings plan), you may give a proxy to vote your shares by one of the following methods:

•	Complete, sign and date the enclosed proxy card and return it for delivery no later than the commencement of the Annual Meeting in the postage-paid envelope provided;

•	Call the toll-free telephone number on the proxy card and follow the recorded instructions no later than 3:00 p.m. Eastern Daylight Saving Time on Tuesday, May 6, 2003;

•	Access the proxy voting website at the internet address identified on the proxy card and follow the instructions no later than 3:00 p.m. Eastern Daylight Saving Time on Tuesday, May 6, 2003; or

•	Attend the Annual Meeting in person and deliver a signed proxy to one of the ushers when requested to do so.

The telephone and internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. Shareholders who wish to give proxy voting instructions over the Internet should be aware that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies. In addition, in choosing among the available alternatives for proxy voting, shareholders should be aware that there may be some risk that a vote either by telephone or over the Internet might not be properly recorded or counted because of an unanticipated electronic malfunction. As described above, please note that the ability of shareholders of record to submit voting instructions by telephone and over the Internet ends at 3:00 p.m. Eastern Daylight Saving Time on the day before the Annual Meeting. The reason for this cut off is to allow for the timely assembly and tabulation of telephonic and internet voting instruction data.

Shares held in street name: If you hold your shares of Unitrin common stock in street name through an institution, the institution generally will supply you with its own form of proxy card requesting you to provide your voting instructions in writing or, in some cases, by telephone or over the Internet. Following its receipt of your voting instructions, the institution will be authorized to provide a proxy to vote your shares in accordance with your instructions.

How will my proxy be voted?

If you properly sign your proxy card and send it to Wachovia Bank, N.A., or timely deliver your voting instructions by telephone or the Internet, the individuals named on your proxy card (i.e. the designated proxies) will be authorized to vote your shares as you have directed. With respect to the election of directors, you are given the choice of voting for all nominees for director or withholding authority to vote for some or all nominees. If you sign the proxy card but do not make specific choices, the designated proxies will vote your shares as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote in favor of all of the nominees.

What is the effect of marking the proxy card to withhold authority in the election of directors?

As a corporation organized under Delaware law, the Company is subject to the corporate governance laws of the State of Delaware. Based on Delaware law, a proxy card that has been marked to “withhold authority” with respect to one or more nominees for director will be considered as part of the voting power present with respect to the election of directors and will have the effect of a vote against any such nominees.

What are broker non-votes and how might they affect voting?

Broker non-votes can occur in some instances when a stockbroker holding securities in street name for its customer does not receive voting instructions from the customer. In these cases, the regulations governing stockbrokers allow brokers to exercise discretionary voting power with respect to some matters (called “discretionary” matters) but not others (called “non discretionary” matters), depending on the subject matter of the proposal being voted upon. Under applicable New York Stock Exchange rules, the uncontested election of directors is a discretionary matter for brokers, and a broker not receiving voting instructions from a customer generally will be free to cast a vote in its discretion as to this matter. Because brokers are able to vote such shares, there will not be any broker non-votes at the Annual Meeting, unless any other business should come before the Annual Meeting. In such case, if a broker cannot use its discretion to vote a share, the resulting non-vote will be used to determine quorum only, and will have no other effect on voting.

How will voting on any other business be conducted?

With the exception of the election of a Board of Directors described in this Proxy Statement, the Company’s management knows of no other business that may come before the Annual Meeting. However, if any other business should properly come before the Annual Meeting, your proxy card will authorize the persons named in the proxy to vote on any such matters in their discretion.

May I revoke my proxy or change my voting instructions?

If you are a shareholder of record, you may revoke your proxy or change your voting instructions as follows:

•	Deliver to Wachovia Bank, N.A. another signed proxy card with a later date anytime prior to the commencement of the Annual Meeting;

•	Notify Unitrin’s Secretary, Scott Renwick, in writing prior to the commencement of the Annual Meeting that you have revoked your proxy;

•	Call the toll-free telephone number on the proxy card and modify your voting instructions anytime prior to 3:00 p.m. Eastern Daylight Saving Time on Tuesday, May 6, 2003;

•	Access the proxy voting website at the internet address identified on the proxy card and modify your voting instructions anytime prior to 3:00 p.m. Eastern Daylight Saving Time on Tuesday, May 6, 2003; or

•	Attend the Annual Meeting in person and deliver a new signed proxy or ballot to one of the ushers when requested to do so.

If you own your shares of Unitrin common stock in street name, you should contact your stockbroker or other institution holding your shares to determine the procedures, if any, for changing your voting instructions. Please refer to the discussion under the above question “How do I give a proxy to vote my shares?” regarding shareholders of record and shares held in street name.

If I plan to attend the Annual Meeting, should I give my proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to give a proxy. Returning your proxy card or giving voting instructions by telephone or through the Internet will not affect your right to attend the Annual Meeting and vote in person. However, giving a proxy will ensure that your shares are represented at the Annual Meeting in the event that you are unable to attend.

What does it mean if I receive more than one proxy card?

If your Unitrin shares are held under different names or in more than one account, you will receive more than one proxy card. Each proxy card will indicate the number of shares you are entitled to vote on that particular proxy card.

Quorum and Required Vote

What is a quorum?

In order to conduct business at the Annual Meeting, a quorum must be present; that is, a majority of Unitrin’s common stock outstanding as of the record date must be represented in person or by proxy at the Annual Meeting. If you properly submit a proxy, your shares covered by that proxy will be counted toward a quorum.

How many votes are required to elect the Nominees for the Board of Directors?

If a quorum is present, directors are elected by the vote of the holders of a majority of the Company’s stock having voting power present, in person or by proxy, at the Annual Meeting.

Shareholder Proposals and Nominations

May a shareholder nominate someone to be a director of Unitrin or bring any other business before the Annual Meeting?

The time periods applicable to the 2003 Annual Meeting as prescribed by the Company’s Amended and Restated By-Laws and certain SEC requirements for nominations and other business proposals by the Company’s shareholders have expired. Accordingly, no such nominations or other business would be in order at the 2003 Annual Meeting. The time periods and the relevant procedures relating to the 2004 Annual Meeting are summarized below in the answers to the following two questions.

How can a shareholder nominate someone to be a director of Unitrin or bring any other business before the 2004 Annual Meeting?

If a shareholder of record wishes to nominate directors or bring other business to be considered by shareholders at the 2004 Annual Meeting, such proposals may only be made in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws. Under the Company’s By-Laws, nominations of directors or other proposals by shareholders must be made in writing to the Company no later than March 8, 2004 and no earlier than February 7, 2004. However, if the date of the 2004 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2003 Annual Meeting (i.e. May 7, 2004), then such nominations and proposals must be delivered in writing to the Company no earlier than 90 days prior to the 2004 Annual Meeting and no later than the close of business on the later of (i) the 60th day prior to the 2004 Annual Meeting, or (ii) the 10th day following the day on which public announcement of the date of the 2004 Annual Meeting is first made.

All shareholder proposals and notices should be submitted to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

Please note that these requirements relate only to matters proposed to be considered at the 2004 Annual Meeting. They are separate from the SEC’s requirements to have shareholder proposals included in the Company’s Proxy Statement described immediately below.

When are shareholder proposals due so that they may be included in Unitrin’s Proxy Statement for the Annual Meeting of Shareholders to be held in 2004?

Pursuant to regulations of the SEC, shareholders who intend to submit proposals for inclusion in the Company’s proxy materials for the 2004 Annual Meeting must do so no later than December 3, 2003. This requirement is separate from certain other SEC requirements as to content that must be met to have a shareholder proposal included in the Company’s Proxy Statement. In addition, this requirement is independent of certain other notice requirements of the Company’s Amended and Restated By-Laws described immediately above. Shareholder nominations of persons for election to the Board of Directors are not eligible for inclusion in the Company’s proxy materials. All shareholder proposals and notices should be submitted to Scott Renwick, Secretary, Unitrin, Inc., One East Wacker Drive, Chicago, Illinois 60601.

Cost of Proxy Solicitation

What are the costs of soliciting these proxies and who pays them?

The Company has retained the services of W.F. Doring & Co., Inc. (“Doring”) to aid in the solicitation of proxies. Doring estimates that its fees and expenses for these services will not exceed $12,000. The Company will bear the total expense of the solicitation which will include, in addition to the amounts paid to Doring, amounts paid to reimburse banks, brokerage firms and others for their expenses in forwarding solicitation material. Although the principal solicitation of proxies is being made by mail, additional proxy solicitation may be made through direct communication with certain shareholders or their representatives by directors, officers and employees of the Company and its subsidiaries, who will receive no additional compensation for such solicitation.

Additional Information about Unitrin

Where can I find more information about Unitrin?

Unitrin files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, amendments to those reports, and other information with the SEC. The public can obtain copies of these materials by visiting the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549, or by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at http://www.sec.gov. In addition, as soon as reasonably practicable after such materials are filed with or furnished to the SEC, the Company makes copies available to the public free of charge (other than access charges by internet providers) on or through its website at http://www.unitrin.com. You also may obtain these materials and additional information regarding Unitrin as follows:

•	Contact Unitrin Investor Relations by telephone at (312) 661-4930, or by e-mail at investor.relations@unitrin.com.

•	Write to Unitrin at One East Wacker Drive, Chicago, Illinois 60601, Attention: Investor Relations.

OWNERSHIP OF UNITRIN COMMON STOCK

Directors and Executive Officers

The following table shows the beneficial ownership of the Company’s common stock (“Common Stock”) as of March 18, 2003 (unless otherwise indicated) by: (i) each director, including directors who are also executive officers; (ii) each other executive officer named in the Summary Compensation Table beginning on page 23; and (iii) all directors and executive officers as a group. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite his or her name, unless otherwise indicated.

Name	Amount and Nature of Beneficial Ownership		Percent of Class (a)
Directors
James E. Annable	53,490	(b)	*
Eric J. Draut—Executive Vice President & Chief Financial Officer	217,333	(b)	*
Douglas G. Geoga	16,596	(b)	*
Reuben L. Hedlund	22,596	(b)	*
Jerrold V. Jerome	490,381	(b)	*
William E. Johnston, Jr.	24,894	(b)	*
Wayne Kauth	0	(c)	*
Fayez S. Sarofim	5,108,974	(d)	7.56%
Donald G. Southwell—President & Chief Operating Officer	319,438	(b)	*
Richard C. Vie—Chairman of the Board & Chief Executive Officer	1,367,360	(b),(e)	2.02%
Ann E. Ziegler	11,550	(b)	*
Named Executive Officers (other than Messrs. Vie, Southwell and Draut listed above)
Edward J. Konar—Vice President	54,820	(b)	*
Scott Renwick—Senior Vice President, General Counsel & Secretary	106,889	(b)	*
Directors and All Executive Officers as a Group (16 persons)	7,933,276	(f)	11.74%

(a)	Based on the number of shares outstanding on the record date, March 18, 2003, plus shares deemed outstanding pursuant to rules of the SEC. An asterisk in this column indicates ownership of less than 1% of the outstanding Common Stock. Each outstanding share of Common Stock includes an attached right under the Company’s shareholder rights plan adopted August 3, 1994 (the “Rights Plan”). Among other provisions of the Rights Plan, if any person or group beneficially owns 15% or more of the Common Stock without approval of the Board of Directors, then each shareholder (other than the non-approved acquirer or its affiliates or transferees) would be entitled to buy Common Stock having twice the market value of the exercise price of the rights, which has been set at $62.50.

(b)	Shares shown for the directors and the named executive officers include shares which they have the right to acquire presently or within 60 days of the date of this Proxy Statement through the exercise of stock options. The number of such shares for each of such persons is as follows: Annable (33,490); Draut (188,040); Geoga (16,596); Hedlund (20,596); Jerome (146,732); Johnston (23,894); Kauth (0); Sarofim (0); Southwell (271,994); Vie (1,030,097); Ziegler (8,000); Renwick (87,472); and Konar (35,788).
(c)	Mr. Kauth was designated as a director by the Company’s Board of Directors on March 7, 2003.
(d)	Based upon information as of December 31, 2002 contained in an amendment to a Schedule 13G filed jointly with the SEC by Mr. Sarofim and Fayez Sarofim & Co., Mr. Sarofim may be deemed to be the beneficial owner of 5,108,974 shares of Common Stock. Of such shares, Mr. Sarofim reported sole voting and dispositive powers as to 2,024,670 shares, shared voting power as to 2,744,915 shares, and shared dispositive power as to 3,082,304 shares. Substantially all of the shares which are not subject to sole voting and dispositive powers are held in accounts managed by Fayez Sarofim & Co. (of which Mr. Sarofim is the Chairman of the Board, President, a director, and the majority shareholder) or by its wholly-owned subsidiaries, Sarofim Trust Co. and Sarofim International Management Company, or are owned directly by Sarofim International Management Company for its own account. Fayez Sarofim & Co. maintains policies which preclude Mr. Sarofim from exercising voting and dispositive powers with respect to Common Stock held in accounts managed by Fayez Sarofim & Co. and its subsidiaries. Shares shown include 2,000 shares owned by members of Mr. Sarofim’s family with respect to which he disclaims beneficial ownership. Mr. Sarofim’s mailing address is Two Houston Center, Suite 2907, Houston, Texas 77010.
(e)	Shares shown for Mr. Vie include 15,834 shares held by a trust, the trustee of which is his wife. Mr. Vie disclaims beneficial ownership of such shares.
(f)	Shares shown for directors and all executive officers as a group include shares beneficially owned by (i) all directors, (ii) all named executive officers, and (iii) all other executive officers of the Company. Such shares include shares that any such director or executive officer has the right to acquire presently or within 60 days of the date of this Proxy Statement through the exercise of stock options.

Certain Beneficial Owners

The following table shows the beneficial ownership of Common Stock as of the dates indicated by each person, other than the Company’s directors and executive officers shown above, known by the Company to be the beneficial owner of more than five percent of the Common Stock. To the Company’s knowledge, the beneficial owner has both sole voting and sole dispositive powers with respect to the shares listed opposite the beneficial owner’s name, unless otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class (a)
George Kozmetsky P.O. Box 2253 Austin, Texas 78768	4,089,920	(b)	6.05%
Singleton Group LLC 335 North Maple Drive Suite 177 Beverly Hills, California 90210	14,300,520	(c)	21.16%

(a)	Based on the number of shares outstanding on the record date, March 18, 2003, plus shares deemed outstanding pursuant to rules of the SEC. Each outstanding share of Common Stock includes an attached right under the Company’s Rights Plan described in footnote (a) to the table in the above section entitled “Directors and Executive Officers.”

(b)	Based upon information as of December 31, 2002 contained in an amendment to a Schedule 13G filed by Dr. Kozmetsky with the SEC, Dr. Kozmetsky may be deemed to be the beneficial owner of 4,089,920 shares of Common Stock. Of such shares, Dr. Kozmetsky reported sole voting and dispositive powers as to 4,029,000 shares. Dr. Kozmetsky disclaims beneficial ownership of 60,920 shares owned by his wife as her separate property which are included as part of his holdings in this table.

(c)	Except as noted below, the following information is based on an amendment to a Schedule 13D filed jointly with the SEC on August 23, 2000 (the “Schedule 13D”) by the Singleton Group LLC (“LLC”), Caroline W. Singleton, as sole trustee of the Survivor’s Trust under the Singleton Family Trust, and Caroline W. Singleton, William W. Singleton and Donald E. Rugg as managers of the LLC. As reported in the Schedule 13D, the LLC and Caroline W. Singleton, as a manager of the LLC, are each a beneficial owner of the shares of Common Stock held by the LLC. The LLC and Caroline W. Singleton, William W. Singleton and Donald E. Rugg, as managers of the LLC, share dispositive power with respect to the shares of Common Stock held by the LLC. Caroline W. Singleton does not have sole or any shared voting power with respect to the Common Stock held by the LLC. The LLC and William W. Singleton and Donald E. Rugg, as managers of the LLC, share voting power with respect to the Common Stock held by the LLC.

According to information as of December 31, 2002 contained in a Form 5, Annual Statement of Changes in Beneficial Ownership, filed with the SEC by each of Caroline W. Singleton and William W. Singleton, the LLC directly holds 14,300,520 shares of Common Stock. As reported in such Forms 5, each of Caroline W. Singleton and William W. Singleton disclaims beneficial ownership of the Common Stock held by the LLC, except to the extent of her or his pecuniary interest therein. In addition to the Common Stock held by the LLC, the Schedule 13D reports that Donald E. Rugg has sole voting and dispositive powers with respect to 215 shares of Common Stock. According to information as of December 31, 2002 contained in a Form 5, Annual Statement of Changes in Beneficial Ownership, filed by William W. Singleton with the SEC, Mr. Singleton has sole voting and dispositive powers with respect to 11,200 shares of Common Stock. As a result of such shares beneficially owned outside of the LLC, Donald E. Rugg is a beneficial owner of 14,300,735 shares of Common Stock, and William W. Singleton is a beneficial owner of 14,311,720 shares of Common Stock, which constitute 21.16% and 21.18% of the Common Stock, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC reports of ownership and reports of changes in ownership of such securities. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all the reports they file under Section 16(a). Based on the Company’s knowledge of stock transfers, review of copies of reports filed under Section 16(a) and written representations by persons furnished to the Company, all directors, executive officers and more than ten percent beneficial owners of the Company’s Common Stock complied with applicable Section 16(a) filing requirements during the year ended December 31, 2002.

ELECTION OF DIRECTORS

Election

Since the Company’s 2002 Annual Meeting of Shareholders, the Board of Directors has increased the size of the Board from ten to eleven members. Accordingly, eleven directors are to be elected at the Annual Meeting to serve for a term of one year or until the election of their successors. If any of the persons named below declines or is unable to serve as a director (which is not anticipated), the designated proxies listed on the proxy card reserve full discretion to vote for any or all other persons as may be nominated.

Business Experience of Nominees

The following is a summary of the business experience during the last five years of each person nominated to be a director of the Company:

James E. Annable, 59, has been a director of the Company since November 1993. Mr. Annable serves as Economic Advisor to the Chairman of Bank One Corporation, a position he has held since July 2001. Prior to this position, Mr. Annable was Senior Vice President and Director of Economics of Bank One Corporation from July 1999 through June 2001. Mr. Annable previously served as a Senior Vice President and Chief Economist of Bank One Corporation and its predecessors for more than the last five years.

Eric J. Draut, 45, has been a director of the Company since February 2002 at which time he was elected Executive Vice President. Mr. Draut is the Company’s Chief Financial Officer, a position he has held since February 1997. Mr. Draut was a Senior Vice President of the Company from February 1999 until February 2002, and served as Treasurer from April 1992 until February 2002. Mr. Draut was a Vice President between October 1997 and February 1999, and Controller from February 1990 until February 1997.

Douglas G. Geoga, 47, has been a director of the Company since February 2000. Since November 2002, Mr. Geoga has served as the President of Hyatt Corporation and the President of AIC Holding Co., the parent corporation of Hyatt International Corporation, both privately-held companies which collectively operate the Hyatt chain of full-service hotels throughout the world. In addition, since January 2000, he has served as the President of Hospitality Investment Fund, L.L.C., a privately-held firm engaged in making investments in lodging and hospitality companies and projects. Prior to that, Mr. Geoga held a variety of positions with Hyatt Hotels & Resorts, including serving as its President from 1994 until January 1, 2000.

Reuben L. Hedlund, 66, has been a director of the Company since November 1993. He has been a managing director or partner of the Chicago law firm of Hedlund & Hanley, LLC (and its predecessor firms) for more than the last five years.

Jerrold V. Jerome, 73, is a retired executive of the Company and has been a director of the Company since February 1990. He was Chairman of the Company’s Board of Directors from February 1994 through December 1998. Mr. Jerome is currently a member of the Board of Directors of Argonaut Group, Inc., a provider of specialty property and casualty insurance products.

William E. Johnston, Jr., 62, has been a director of the Company since October 1997. Mr. Johnston presently serves as President de Conseil de Surveillance and as a director of Salins Europe, a privately-held European salt company in which he is an investor. Mr. Johnston was President, Chief Operating Officer and a director of Morton International, Inc., a manufacturer of specialty chemicals and salt, from October 1995 until June 2000 when he retired. From June 1999 until June 2000, he was also Senior Vice President of Rohm & Haas Company, a Philadelphia-based specialty chemical company which acquired Morton International, Inc. in 1999.

Wayne Kauth, 69, was designated as a director by the Company’s Board of Directors on March 7, 2003. Mr. Kauth has been an independent consultant to the financial services industry, specializing in the life/health and property/casualty insurance fields, for more than the past five years. Mr. Kauth is a retired partner of Ernst & Young, LLP where he specialized in accounting and auditing matters for the insurance industry and was the firm’s National Insurance Technical Director. Mr. Kauth holds both the Chartered Property & Casualty Underwriter and Chartered Life Underwriter designations and is a fellow of the Life Management Institute. He is also a Certified Public Accountant and has served on a number of committees and working groups for the American Institute of Certified Public Accountants and National Association of Insurance Commissioners.

Fayez S. Sarofim, 74, has been a director of the Company since March 1990. He has been Chairman of the Board and President of Fayez Sarofim & Co., a registered investment advisor, for more than five years. He is also a director of Argonaut Group, Inc., a provider of specialty property and casualty insurance products, and Kinder Morgan, Inc., an energy services provider.

Donald G. Southwell, 51, has been a director of the Company since February 2002 at which time he was elected President and Chief Operating Officer of the Company. Prior to that, Mr. Southwell was a Senior Vice President of the Company between February 1999 and February 2002, and a Vice President between May 1998 and February 1999. Mr. Southwell served as the President of the Company’s Insurance Operations from October 1999 until February 2002. From March 1996 until October 1999, Mr. Southwell served as the head of the Unitrin Life and Health Insurance Group.

Richard C. Vie, 65, has been a director of the Company since March 1990, and served as Chairman of the Board of Directors since January 1999 and Chief Executive Officer for more than the past five years. Mr. Vie also served as the Company’s President for more than five years, with his service as President ending in February 2002.

Ann E. Ziegler, 44, has been a director of the Company since November 2001. Ms. Ziegler serves as a Senior Vice President of Sara Lee Corporation, a global branded consumer packaged goods company, and as Chief Financial Officer and Senior Vice President Administration of the Sara Lee Bakery Group. From November 2000 to March 2003, Ms. Ziegler served as Senior Vice President, Corporate Development, of Sara Lee Corporation. Prior to November 2000, Ms. Ziegler was in the corporate development and acquisitions area of Sara Lee Corporation for more than five years. Ms. Ziegler currently is a member of the Board of Directors of Delta Galil Industries, Ltd., a global manufacturer of apparel.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF ALL ELEVEN NOMINEES FOR DIRECTOR.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors met four times during 2002.

The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. The following table shows Board Committee membership and the number of meetings held in 2002:

Executive Committee	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

James E. Annable Jerrold V. Jerome * Richard C. Vie	Douglas G. Geoga Reuben L. Hedlund Jerrold V. Jerome William E. Johnston, Jr.* Ann E. Ziegler	James E. Annable * Douglas G. Geoga Reuben L. Hedlund William E. Johnston, Jr.	James E. Annable Reuben L. Hedlund*(eff. 2/5/03) Jerrold V. Jerome*(until 2/5/03) Ann E. Ziegler

One meeting held in 2002	Four meetings held in 2002	Five meetings held in 2002	No meetings held in 2002 Committee established 11/06/02

*	Committee Chairman

Executive Committee—May exercise all powers and authority of the Board of Directors in the management of the business of the Company except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors.

Audit Committee—As described in more detail in the Unitrin Audit Committee Charter attached as an appendix to this Proxy Statement, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications, independence and performance; and (d) the performance of the Company’s internal audit function. Among other things, the Committee has the sole responsibility to retain, evaluate, terminate and replace the Company’s independent auditors, including prior approval of the audit engagement fees and terms.

Compensation Committee—(a) Sets the cash compensation of the Company’s executives, including its executive officers; (b) administers the Company’s 1990, 1997 and 2002 Stock Option Plans, 1995 Non-Employee Director Stock Option Plan and the 1998 Bonus Plan for Senior Executives; and (c) selects executives and other key employees of the Company and its subsidiaries to receive stock options pursuant to the Company’s 1997 and 2002 Stock Option Plans.

Nominating & Corporate Governance Committee—(a) Assists the Company’s Board of Directors by identifying potential candidates qualified to become Board members, and recommends to the Board any director nominees in connection with each annual meeting of shareholders; (b) recommends corporate governance principles and guidelines to the Company’s Board of Directors; (c) leads the Board of Directors in its annual review of the Board’s performance; and (d) recommends to the Board director nominees for each Board committee. The Nominating & Corporate Governance Committee will consider nominees to the Board of Directors recommended by the Company’s shareholders, provided such recommendation is made in accordance with the procedure established by the Company’s Amended and Restated Bylaws.

In 2002, each director attended more than 75% of the meetings of the Board of Directors and of the committees of the Board on which such director served, except for Mr. Sarofim.

Director Compensation

The following table shows compensation to members of the Board of Directors who are not employed by the Company.

Annual Fee—Board Member	$30,000

Annual Option Grant *	Options to purchase 4,000 shares of Common Stock

Board Meeting Attendance Fee	$1,500 for each Board Meeting attended

Annual Fee—Executive Committee Member	$8,000

Annual Fee—Executive Committee Chairman	$8,000 in addition to the fee paid for serving on such Committee

Annual Fee—Audit Committee Member	$12,000

Audit Committee Attendance Fee	$1,000 for each Audit Committee Meeting attended on a day other than a day when the Board of Directors meets

Annual Fee—Audit Committee Chairman	$12,000 in addition to the fees paid for serving on such Committee

Annual Fee—Compensation Committee Member	$5,000

Annual Fee—Compensation Committee Chairman	$5,000 in addition to the fee paid for serving on such Committee

Annual Fee—Nominating & Corporate Governance Committee Member	$5,000

Annual Fee—Nominating & Corporate Governance Committee Chairman	$10,000 in addition to the fee paid for serving on such Committee

*	Under the Company’s 1995 Non-Employee Director Stock Option Plan, as amended (the “Director Option Plan”), a director who has retired as an employee of the Company, or (i) was not on the Company’s Board of Directors prior to November 2, 1993 and (ii) is not employed by the Company, is eligible to receive grants of options to purchase the Company’s Common Stock. The Director Option Plan provides that such eligible directors automatically receive at the conclusion of each Annual Meeting a grant of options to purchase 4,000 shares of Common Stock. Upon becoming a director, each new member of the Board of Directors who is not employed by the Company receives an option covering 4,000 shares of Common Stock under the Director Option Plan.

All directors are reimbursed for travel expenses incurred in attending Board and Committee meetings.

REPORT OF THE AUDIT COMMITTEE

The Securities and Exchange Commission rules require the Company to include in its Proxy Statement a report of the Audit Committee of the Board of Directors. The following report concerns the Audit Committee and its activities regarding the Company’s financial reporting and auditing process.

The Audit Committee consists of the following members of the Company’s Board of Directors: William E. Johnston, Jr. (Chairman), Douglas G. Geoga, Reuben L. Hedlund, Jerrold V. Jerome and Ann E. Ziegler. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as an appendix to this Proxy Statement. The Company’s common stock is listed on the New York Stock Exchange and is governed by the listing standards of the New York Stock Exchange. Each of the members of the Audit Committee is independent in accordance with the listing standards of the New York Stock Exchange.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility as the Audit Committee is to review and monitor these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors for the fiscal year ended December 31, 2002, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and discussed with Deloitte & Touche LLP their written disclosures and letter regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has considered whether the provision of any services by Deloitte & Touche LLP as described in this Proxy Statement under the captions entitled “Financial Information Systems Design and Implementation Fees” and “All Other Fees” is compatible with maintaining the independence of Deloitte & Touche LLP.

In reliance upon these reviews and discussions, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF UNITRIN, INC.

William E. Johnston, Jr.—Chairman

Douglas G. Geoga

Reuben L. Hedlund

Jerrold V. Jerome

Ann E. Ziegler

INDEPENDENT PUBLIC ACCOUNTANTS

Fees billed by Independent Public Accountant for 2002

Deloitte & Touche LLP served as the Company’s independent public accountant for and during the year ended December 31, 2002. The following discussion provides information regarding the fees billed to the Company for services rendered by Deloitte & Touche LLP for 2002.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for 2002 was $1,208,540.

Financial Information Systems Design and Implementation Fees

No fees were billed by Deloitte & Touche LLP for professional services rendered for the year ended December 31, 2002 in connection with (i) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network, or (ii) designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole.

All Other Fees

The aggregate fees billed for services rendered by Deloitte & Touche LLP for 2002, other than the services described under the above two captions, was $264,100, which consisted principally of fees for certain actuarial services and tax services.

Selection of Independent Public Accountant for 2003

In accordance with the recommendation of the Company’s Audit Committee, the Board of Directors selected the certified public accounting firm of Deloitte & Touche LLP to serve as the independent public accountant to audit the Company’s financial statements for 2003. Following the 2003 Annual Meeting, pursuant to the Audit Committee Charter and applicable requirements of law, the Audit Committee shall have the sole responsibility to retain, evaluate, terminate and replace the Company’s independent auditors. Deloitte & Touche LLP served in this capacity with respect to the Company’s financial statements for 2002. It is expected that representatives from Deloitte & Touche LLP will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to respond to appropriate questions.

Change in the Company’s Public Accountant prior to 2002

Under SEC rules, the Company is required to report the following information if, during the two most recent fiscal years or any subsequent period, there has been a change in the independent accountant who was previously engaged as the principal accountant to audit the Company’s financial statements. The Company’s independent auditor for 2001 was the certified public accounting firm of KPMG LLP. On November 7, 2001, the Company’s Board of Directors selected the certified public accounting firm of Deloitte & Touche LLP to serve as the independent auditor to audit the Company’s financial statements for 2002. On November 8, 2001, the Company advised KPMG LLP of the engagement of Deloitte & Touche LLP and that KPMG LLP would not be re-engaged by the Company following completion of its audit engagement for 2001. The decision to change the Company’s independent public auditor from KPMG LLP to Deloitte & Touche LLP was recommended to the Board of Directors by its Audit Committee. The reports of KPMG LLP on the financial statements of the Company for the fiscal years ended December 31, 2001 and 2000 do not contain any adverse opinion or a disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope, or accounting principles. During such fiscal years, there were no disagreements between KPMG LLP and the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Further, during such fiscal years, there were no “reportable events” involving KPMG LLP and the Company of the kinds listed in Item 304 of SEC Regulation S-K.

The Company has furnished KPMG LLP and Deloitte & Touche LLP with a copy of this disclosure and acknowledged that each such firm may present its views in a brief statement to be included in this Proxy Statement if it believes that the above statements regarding the change in the Company’s certifying accountant are incorrect or incomplete. Neither KPMG LLP nor Deloitte & Touche LLP submitted such a statement for inclusion in this Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

The Company compensates its executive officers with two principal forms of compensation: cash compensation and stock options. Cash compensation consists of base salary and performance-based bonuses, and may include discretionary bonuses. Executive officers currently are eligible to receive stock options under the Unitrin, Inc. 1997 and 2002 Stock Option Plans. Although the type and terms of options granted under these Plans may vary, the Compensation Committee in 2002 granted non-qualified options with exercise prices equal to the fair market value of the Company’s common stock on the date of grant, with terms of ten years, and which become exercisable in four equal annual installments beginning six months after the date of grant.

Base salaries of the Company’s executive officers depend on the Compensation Committee’s subjective assessment of the individual officer’s work performance with respect to such officer’s normal job responsibilities. In its compensation deliberations in 2002, the Compensation Committee had available to it information regarding the salary compensation of the chief executive officers and certain other senior officers of a group of insurance and diversified financial services companies. While the Compensation Committee noted this information in establishing the base salary compensation of the Company’s Chief Executive Officer for 2002, such information was not determinative of his compensation, and the Compensation Committee did not target a specific level within the range of such data for his 2002 compensation. Such information was not referenced in establishing the compensation of any of the Company’s other executive officers.

The Company’s executive officers generally are eligible to receive cash bonuses under the terms of the Company’s 1998 Bonus Plan for Senior Executives (the “1998 Bonus Plan”) based on attainment of designated corporate performance criteria. For 2002, the Company’s executive officers generally were eligible for cash bonuses of up to 70% of their base salaries based on formulas adopted by the Compensation Committee at its February 2002 meeting relating to growth in revenues and operating earnings of designated Company operating units. In 2002, no formula bonuses were awarded to any of the Company’s executive officers other than Mr. Draut. Based on the Compensation Committee’s subjective evaluation of such officers’ work performance during 2002, Messrs. Vie, Southwell, Draut, Renwick and Konar received discretionary bonuses of $50,000, $75,000, $60,000, $30,000, and $40,000, respectively.

The Compensation Committee endorses the concept that the interests of the executive officers are more closely aligned with those of the shareholders through the award of stock options. The number of stock options granted to executive officers, including the Chief Executive Officer, is determined by the Compensation Committee’s subjective evaluation of the particular officer’s ability to influence the long-term growth and profitability of the Company, given his particular job responsibilities. In light of the Chief Executive Officer’s overall responsibility for the Company’s operations and financial results, he would ordinarily be deemed to have the greatest ability to influence the long-term growth and profitability of the Company and would therefore generally receive a greater number of options than the other executive officers. In determining the number of stock options to grant a particular officer, the Compensation Committee also takes into account the number of options already held by such officer. The Compensation Committee has no predetermined goal for a particular level of stock ownership by its executive officers.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to its chief executive officer and any of its four other most highly compensated executive officers. Certain performance-based compensation is specifically exempt from the deduction limit. All stock options that have been granted to the Company’s executive officers through the end of 2002 either are not subject to Section 162(m) (because they were granted prior to the effective date of such section) or qualify as performance-based compensation under Section 162(m), as interpreted by final regulations promulgated by the Internal Revenue Service thereunder, and therefore are not subject to the deduction limit under such section. The 1998 Bonus Plan is designed to qualify as a performance-based compensation program under Section 162(m) in order to preserve the Company’s federal income tax deduction for bonuses paid thereunder.

COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS OF UNITRIN, INC.

James E. Annable—Chairman

Douglas G. Geoga

Reuben L. Hedlund

William E. Johnston, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors consists of James E. Annable, Douglas G. Geoga, Reuben L. Hedlund and William E. Johnston, Jr. None of these individuals is a current or former officer or employee of the Company or any of its subsidiaries.

As described elsewhere in this Proxy Statement, one of the Company’s directors, Mr. Sarofim, is the Chairman of the Board, President, a director, and the majority shareholder of Fayez Sarofim & Co. (“FS&C”), a registered investment advisory firm. Certain of the Company’s insurance company subsidiaries and FS&C are parties to agreements under which FS&C provides investment management services to these subsidiaries. In addition, FS&C provides investment management services with respect to certain funds of the Company’s pension plan. The agreements governing these arrangements are terminable by either party at any time on 30 days advance written notice.

Under these investment advisory arrangements, FS&C is entitled to a fee calculated and payable quarterly based upon the fair market value of the assets under management. At December 31, 2002, the Company’s subsidiaries and the Company’s pension plan had approximately $133.6 million and $57.9 million, respectively, in assets with FS&C for investment management. During 2002, the Company’s subsidiaries and the Company’s pension plan paid $0.5 million in the aggregate to FS&C.

With respect to the Company’s 401(k) Savings Plan, one of the alternative investment choices afforded to participating employees is the Dreyfus Appreciation Fund, an open-end, diversified management investment fund (the “Fund”). FS&C provides investment management services to the Fund as a sub-investment advisor. According to published reports filed by FS&C with the SEC, the Fund pays monthly fees to FS&C according to a graduated schedule computed at an annual rate based on the value of the Fund’s average daily net assets. The Company does not compensate FS&C for services rendered to the Fund. As of December 31, 2002, Company employees participating in the Company’s 401(k) Savings Plan had allocated approximately $19.2 million for investment in the Fund, representing approximately 12% of the total amount invested in the Company’s 401(k) Savings Plan.

The Company believes that the transactions described above have been entered into on terms no less favorable than could have been negotiated with unrelated third parties.

UNITRIN EXECUTIVE OFFICERS

The following summarizes the business experience over the last five years of the Company’s executive officers, other than Messrs. Vie, Southwell and Draut whose business experience is described above in the section entitled “Business Experience of Nominees.” The executive officers serve at the pleasure of the Board of Directors.

David F. Bengston, 54, has been a Vice President of the Company for more than the last five years.

John M. Boschelli, 34, was elected Treasurer of the Company in February 2002. Before becoming Treasurer, Mr. Boschelli served as the Assistant Treasurer of the Company’s wholly owned subsidiary, Unitrin Services Company, from December 1997 through January 2002.

Edward J. Konar, 46, was elected as a Vice President of the Company in January 2001. Since October 2002, Mr. Konar has served as Vice President of Corporate Administration. Mr. Konar joined the Company in March 1990 as Tax Director and served in that capacity from that time until October 2002.

Scott Renwick, 51, was elected as a Senior Vice President of the Company in February 2002, and has served as General Counsel since February 1999, Secretary since May 1996, and was Counsel between January 1991 and February 1999.

Richard Roeske, 42, was elected as a Vice President of the Company in January 2001, and has served as Chief Accounting Officer since August 1999. Mr. Roeske joined the Company in January 1990 as Manager of External Financial Reporting. He became the Company’s Assistant Controller in April 1992 and Corporate Controller in February 1997.

EXECUTIVE OFFICER COMPENSATION AND BENEFITS

Summary Compensation Table

The following table shows the compensation paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers serving during the year ended December 31, 2002. The persons named in this table and elsewhere in this Proxy Statement sometimes are referred to as the “named executive officers.”

	Annual Compensation			Long Term Compensation Awards	All Other Compensation ($) (c)
Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Securities underlying options (#)(b)
Richard C. Vie	2002	987,500	50,000	410,011	5,500
Chairman of the Board &	2001	937,500	150,000	524,594	5,100
Chief Executive Officer	2000	875,000	195,739	379,377	5,100

Donald G. Southwell	2002	581,250	75,000	112,679	5,500
President & Chief	2001	512,500	75,000	103,413	5,100
Operating Officer	2000	468,750	114,729	80,882	5,100

Eric J. Draut	2002	406,250	134,375	67,046	5,500
Executive Vice President &	2001	337,500	136,250	101,679	5,100
Chief Financial Officer	2000	287,500	122,410	65,667	5,100

Scott Renwick	2002	290,000	40,000	39,799	5,500
Senior Vice President,	2001	250,000	50,000	37,793	5,100
General Counsel & Secretary	2000	215,000	50,000	16,118	5,100

Edward J. Konar (d)	2002	179,750	40,000	19,203	5,500
Vice President	2001	166,750	40,000	28,442	5,100

(a)	Except as noted below in this footnote (a) with regard to a special bonus awarded to Mr. Renwick in 2002, cash bonuses are listed for the year earned, but are paid in the following year. Messrs. Vie, Southwell, Draut, Renwick and Konar received discretionary bonuses of $50,000, $75,000, $60,000, $30,000 and $40,000, respectively, for 2002. In 2002, Mr. Renwick received a special discretionary bonus of $10,000 for his performance in connection with the Company’s acquisition of the Kemper personal lines insurance business. Messrs. Vie, Southwell, Draut, Renwick and Konar received discretionary bonuses of $150,000, $75,000, $75,000, $50,000, and $40,000, respectively, for 2001. Messrs. Vie, Southwell, Draut, and Renwick received discretionary bonuses of $50,000, $50,000, $100,000, and $50,000 respectively, for 2000. Such discretionary bonuses are included in the bonus totals in this table. Except for the special bonus received by Mr. Renwick in 2002 noted above, all other bonus amounts reflected for 2002, 2001 and 2000 were formula-based bonuses under the 1998 Bonus Plans for Senior Executives (See “Report of the Compensation Committee” beginning on page 19).
(b)	All options listed were granted pursuant to the Unitrin, Inc. 1990, 1997 and 2002 Stock

Option Plans and include automatic grants of restorative options (See also footnote (1) to the Option Grants table beginning on page 25). The number of options issued are shown (i) on a post-split basis reflecting the 2-for-1 stock split in the form of a stock dividend paid on March 26, 1999, and (ii) with respect to options granted in 2000, on a CW Distribution Adjustment basis (defined below in this footnote (b)). The number of options granted in years following 2000 was not affected by the CW Distribution Adjustment. On November 29, 2001, the Company completed the distribution of its investment in Curtiss-Wright Corporation Class B common stock to the Company’s shareholders under which each eligible share of the Company’s Common Stock outstanding received approximately 0.065 shares of Curtiss-Wright Corporation Class B common stock (the “CW Distribution”). As part of the CW Distribution, the Compensation Committee of the Company’s Board of Directors reduced the exercise prices of all outstanding options, issued additional options, and authorized cash payments to option holders to offset the diminution in the intrinsic value of outstanding options resulting from the CW Distribution (the “CW Distribution Adjustment”).

(c)	The amounts shown in this column represent Company matching contributions to the named officers’ accounts under the Company’s 401(k) Savings Plan.
(d)	Mr. Konar first became an executive officer of the Company when he was elected as a Vice President in January 2001.

Equity Compensation Plan Information

The Company maintains the Unitrin, Inc. 1990 Stock Option Plan, the Unitrin, Inc. 1995 Non-Employee Director Stock Option Plan, the Unitrin, Inc. 1997 Stock Option Plan, and the Unitrin, Inc. 2002 Stock Option Plan.

The following table gives information about equity awards under the Company’s above-mentioned stock option plans:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))*
Equity compensation plans approved by security holders	5,366,378	35.74	5,131,587
Equity compensation plans not approved by security holders	0	0	0
Total	5,366,378	35.74	5,131,587

*

The Company’s stock option plans include provisions to automatically grant restorative stock options (“Restorative Options”) to replace shares of previously-owned Common Stock that an exercising option holder surrenders, either actually or constructively, in order to satisfy the exercise price and/or tax withholding obligations relating to the exercise. Restorative Options are subject to the same terms and conditions as the original options, including the expiration date, except that the exercise price of a Restorative Option is equal to the fair market value of Common Stock on the date of its grant. Restorative Options cannot be exercised until six months after the date of grant. The grant of a Restorative Option does not result in an increase in the total number of shares and options held by an option holder, but changes the mix of the two. For further discussion of Restorative Options, please refer to footnote (1) of the following Option Grants table.

Option Grants in 2002 Fiscal Year

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in 2002	Exercise Price ($/s)(2)	Expiration Date	Grant Date Present Value ($)(3)
Richard C. Vie	200,000	*	14.14%	$42.00	05/01/12	1,437,400
	22,191		1.57%	$39.95	02/03/03	41,985
	783		0.06%	$39.95	05/02/11	1,993
	41,939		2.97%	$40.44	05/02/11	108,043
	41,673		2.95%	$40.58	05/13/08	107,733
	14,201		1.00%	$41.00	02/01/05	37,092
	2,272		0.16%	$41.00	05/02/11	5,934
	6,976		0.49%	$41.28	02/03/03	13,638
	11,131		0.79%	$41.28	02/01/05	29,271
	1,764		0.12%	$41.28	05/13/08	4,639
	42,243		2.99%	$42.00	05/13/08	113,025
	5,711		0.40%	$41.28	02/03/03	11,165
	12,579		0.89%	$41.28	02/03/03	24,592
	6,548		0.46%	$41.28	02/01/05	17,219

Donald G. Southwell	70,000	*	4.95%	$42.00	05/01/12	538,153
	1,264		0.09%	$39.52	05/03/10	4,454
	5,469		0.39%	$35.40	05/01/06	17,262
	2,571		0.18%	$42.00	05/01/06	9,628
	10,406		0.74%	$42.00	05/03/10	38,968
	22,089		1.56%	$42.00	05/01/06	82,719
	880		0.06%	$42.00	05/03/10	3,295

Eric J. Draut	50,000	*	3.54%	$42.00	05/01/12	384,395
	9,836		0.70%	$37.82	05/05/09	33,168
	5,490		0.39%	$40.06	05/05/09	19,609
	307		0.02%	$40.06	05/03/10	1,097
	1,413		0.10%	$37.82	05/05/09	4,765

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in 2002	Exercise Price ($/s)(2)	Expiration Date	Grant Date Present Value ($)(3)

Scott Renwick	25,000	*	1.77%	$42.00	05/01/12	192,198
	192		0.01%	$39.13	05/04/04	670
	103		0.01%	$39.13	02/01/05	359
	274		0.02%	$39.13	01/31/06	956
	2,275		0.16%	$39.13	05/14/07	7,937
	2,590		0.18%	$39.13	05/04/04	9,036
	1,393		0.10%	$39.13	02/01/05	4,860
	3,831		0.27%	$39.13	02/01/05	13,366
	3,689		0.26%	$39.13	01/31/06	12,871
	284		0.02%	$39.13	02/01/05	991
	168		0.01%	$39.13	05/14/07	586

Edward J. Konar	10,000	*	0.71%	$42.00	05/01/12	76,879
	114		0.01%	$39.52	01/31/06	402
	6,732		0.48%	$39.52	05/13/08	23,722
	236		0.02%	$39.52	05/03/10	832
	2,121		0.15%	$39.52	05/03/10	7,474

(1)	Grants in this table marked with an asterisk represent awards made to the named executive officers by the Compensation Committee in 2002. Grants not so marked represent Restorative Options. Restorative Options are granted when an option holder exercises a stock option and makes payment of the exercise price and/or the resulting tax obligations using shares of previously-owned Common Stock. In such a case, the option holder is granted a Restorative Option for the total number of shares used to make such payment. A Restorative Option becomes fully exercisable six months after its date of grant and expires on the same date as the original option. A Restorative Option is intended to enable an option holder to remain in essentially the same economic position with respect to potential appreciation of the Common Stock as if he or she had continued to hold the original option unexercised. All options granted in 2002 were non-qualified options for federal income tax purposes. All options granted to the named executive officers were granted under the Unitrin, Inc. 1990, 1997 and 2002 Stock Option Plans and include Restorative Options.
(2)	Exercise prices were set in all cases at the fair market value of the Company’s Common Stock on the date of grant.
(3)

The Black-Scholes option pricing model was used to estimate the grant date present values of each option. The assumptions used in the pricing model were as follows: (i) for options granted in 2002, the expected dividend yield was 4.09%; (ii) the weighted average expected volatility used was between 18.45% and 25.32%; (iii) the weighted average risk free interest rate used was the average yield on zero coupon U.S. Government securities with a maturity comparable to the expected life of each option; and (iv) the expected lives of the options ranged between 1 to 5 years. The Company’s use of the Black-Scholes model should not be viewed as a forecast of the future performance of the Common Stock.

Aggregated Option Exercises in 2002 Fiscal Year, and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options At FY-end (#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options At FY-End ($)(3) Exercisable/Unexercisable
Richard C. Vie	301,116	1,870,831	1,030,097/296,678	0/0
Donald G. Southwell	56,047	577,820	266,525/ 86,018	0/0
Eric J. Draut	27,865	137,079	188,040/ 73,059	0/0
Scott Renwick	27,294	219,328	87,472/ 35,280	0/0
Edward J. Konar	14,998	78,713	35,788/ 15,140	0/0

(1)	Substantially all option exercises by the named executive officers in 2002 were exercises in which the officers surrendered previously acquired shares of Common Stock as payment for the exercises. (See footnote (1) to the Option Grant table beginning on page 25.) The shares reflected in this column are the gross shares issued in the exercise transactions, without deduction of the shares surrendered as payment. The actual net increase in the number of shares issued to these officers as a result of such transactions was as follows: Vie (31,356); Southwell (9,522); Draut (10,043); Renwick (12,495); and Konar (1,250).
(2)	The “value realized” represents the difference between the exercise price of the shares acquired and the market price of such shares on the date or dates of exercise, without regard to any related tax obligations.
(3)	The value of unexercised in-the-money options is calculated by subtracting the applicable exercise price from $29.22 (the closing price of the Common Stock on December 31, 2002) and multiplying the resulting difference by the number of shares covered by the options in question.

Unitrin Common Stock Performance Graph

The following Performance Graph assumes $100 invested on December 31, 1997 in (i) the Company’s Common Stock, (ii) the S&P MidCap 400 Index, and (iii) the S&P Mid- Cap Multi-Lines Insurance Index, in each case with dividends reinvested. The Company is a member of both the S&P MidCap 400 Index and the S&P Mid-Cap Multi-Lines Insurance Index.

The comparisons in the Graph below are based on historical data and are not intended to forecast the possible future performance of the Company’s Common Stock.

Pension Plans

The following table shows, for specified levels of average final compensation and years of credited service, the estimated annual benefits payable under the Company’s tax-qualified retirement plan (the “Retirement Plan”) and a related, non-qualified, supplemental executive retirement plan. Average final compensation represents the average annual covered compensation paid for the highest 60 consecutive months in the 120-month period ending three months prior to retirement. These benefit estimates assume retirement in 2003 at age 65 or older.

Annual Retirement Benefits — 2003 Estimates

Average Final Annual Compensation	Annual Benefit Expressed in Dollars Years of Credited Service
	5	10	15	20	25	30+
$ 200,000	$15,144	$30,289	$45,433	$60,577	$75,721	$90,866
$ 250,000	$19,269	$38,539	$57,808	$77,077	$96,346	$115,616
$ 300,000	$23,394	$46,789	$70,183	$93,577	$116,971	$140,366
$ 350,000	$27,519	$55,039	$82,558	$110,077	$137,596	$165,116
$ 400,000	$31,644	$63,289	$94,933	$126,577	$158,221	$189,866
$ 450,000	$35,769	$71,539	$107,308	$143,077	$178,846	$214,616
$ 500,000	$39,894	$79,789	$119,683	$159,577	$199,471	$239,366
$ 550,000	$44,019	$88,039	$132,058	$176,077	$220,096	$264,116
$ 600,000	$48,144	$96,289	$144,433	$192,577	$240,721	$288,866
$ 650,000	$52,269	$104,539	$156,808	$209,077	$261,346	$313,616
$ 700,000	$56,394	$112,789	$169,183	$225,577	$281,971	$338,366
$ 750,000	$60,519	$121,039	$181,558	$242,077	$302,596	$363,116
$ 800,000	$64,644	$129,289	$193,933	$258,577	$323,221	$387,866
$ 850,000	$68,769	$137,539	$206,308	$275,077	$343,846	$412,616
$ 900,000	$72,894	$145,789	$218,683	$291,577	$364,471	$437,366
$ 950,000	$77,019	$154,039	$231,058	$308,077	$385,096	$462,116
$1,000,000	$81,144	$162,289	$243,433	$324,577	$405,721	$486,866
$1,050,000	$85,269	$170,539	$255,808	$341,077	$426,346	$511,616
$1,100,000	$89,394	$178,789	$268,183	$357,577	$446,971	$536,366
$1,150,000	$93,519	$187,039	$280,558	$374,077	$467,596	$561,116
$1,200,000	$97,644	$195,289	$292,933	$390,577	$488,221	$585,866
$1,250,000	$101,769	$203,539	$305,308	$407,077	$508,846	$610,616
$1,300,000	$105,894	$211,789	$317,683	$423,577	$529,471	$635,366
$1,350,000	$110,019	$220,039	$330,058	$440,077	$550,096	$660,116

The foregoing benefits are illustrated as straight-life annuities and are not subject to reduction for Social Security or other offset amounts.

The years of credited service in the Retirement Plan as of December 31, 2002 for each of the Company’s executive officers named in the Summary Compensation Table are as follows:

Mr. Vie (11); Mr. Southwell (6), Mr. Draut (11), Mr. Renwick (11) and Mr. Konar (11). Compensation covered by the Retirement Plan is the participant’s base salary and bonuses as defined in the Retirement Plan, but does not include compensation attributable to the exercise of stock options. The covered compensation for the executive officers named in the Summary Compensation Table beginning on page 23 is the total of their salary and bonus amounts.

Mr. Vie formerly participated in a defined benefit retirement plan sponsored by a subsidiary of the Company. His participation in that plan was suspended on January 1, 1992 and no further contributions will be made on his behalf; however, he will be entitled to benefits under the plan upon retirement based on contributions made through the end of 1991. If he were to retire at his current age of 65, Mr. Vie would receive annual benefits of $20,971 under that plan.

Change of Control Arrangements

The Company has entered into individual severance agreements with the currently serving named executive officers (the “Agreements”). The Agreements provide various severance benefits to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated, in either case within two years after a change of control. Such benefits are also payable to such officers in the event their employment is involuntarily terminated (other than for cause, disability or death) or voluntarily terminated for certain specified reasons, in either case in anticipation of a change of control. A change of control is deemed to occur if any person is or becomes, directly or indirectly, the beneficial owner of 25% or more of the voting power of the Common Stock, or the individuals who comprised the Company’s Board of Directors on the date of the Agreement, or any of the individuals they nominate, cease to comprise a majority of the Board. Each executive officer would be entitled under the Agreements to: (i) a lump sum severance payment based on a multiple (specified below) of his annualized salary; (ii) continuation for up to three years of the life and health insurance benefits that were being provided by the Company to such officer and his family immediately prior to termination; and (iii) outplacement services at the Company’s expense for up to fifty-two weeks. The Agreements contain identical terms and conditions, except that the severance compensation multiple is 3.0 for Mr. Vie and 2.0 for the other executive officers.

The Agreements are not employment contracts. Benefits payable are to be grossed-up to the extent that a recipient would be subject to an excise tax under Section 4999 of the Internal Revenue Code (including any interest or penalties imposed with respect to such tax) due to the receipt of such benefits or any other benefits that constitute “excess parachute payments” for purposes of Section 280G of the Code. In determining whether there are excess parachute payments, consideration must be given to payments triggered by a change in the Company’s control. Depending on what actions are taken by the Company’s Board of Directors under the Company’s stock option plans in connection with a change in control, certain amounts relating to nonqualified stock options would be factored into the determination regarding excess parachute payments. If severance benefits along with potential stock option amounts had become payable on December 31, 2002 as a result of a change of control on that date, no executive officers would have received gross-ups for excess parachute payments.

INCORPORATION BY REFERENCE

Notwithstanding any general statement to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement into such filings, the Report of the Audit Committee, the Report of the Compensation Committee, and the Unitrin Common Stock Performance Graph (and related data points) contained in this Proxy Statement shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed under such Acts.

* * * * * * *

This Proxy Statement and the form of proxy are being mailed and delivered to the Company’s shareholders by authority of the Board of Directors.

Scott Renwick

Secretary

APPENDIX

CHARTER

of the

AUDIT COMMITTEE

of the

BOARD OF DIRECTORS

of

UNITRIN, INC. (“COMPANY”)

(adopted as of February 4, 2003)

I.    AUDIT COMMITTEE PURPOSE

The Audit Committee (the “Committee”) of the Company’s Board of Directors (“Board”) shall be a standing committee of the Board and shall assist the Board in fulfilling its oversight responsibilities with respect to: (A) the integrity of the Company’s financial statements; (B) the Company’s compliance with legal and regulatory requirements; (C) the independent auditors’ qualifications, independence and performance; and (D) the performance of the Company’s internal audit function. The Committee shall also prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s proxy statement for its annual meeting of shareholders.

II.    COMPOSITION OF COMMITTEE

The Committee shall consist of three or more directors appointed annually by the Board of Directors, considering the recommendation of the Nominating & Corporate Governance Committee. The Committee shall satisfy the independence, experience, financial expertise and other requirements of all applicable laws, including the Sarbanes-Oxley Act of 2002 (the “Act”), the Company’s Corporate Governance Guidelines and the listing requirements of the New York Stock Exchange or such other securities market or exchange on which the Company’s common stock may from time to time be listed or qualified for trading (the “Listing Requirements”). In addition, no member of the Committee may serve simultaneously on more than three public company audit committees, including the Committee, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Committee. The Board shall select one of the Committee members as the Chairman of the Committee, considering the recommendation of the Nominating & Corporate Governance Committee.

The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to satisfying the standards outlined above. Except as expressly provided in this Charter, the Amended and Restated By-Laws of the Company, the Corporate Governance Guidelines of the Company, the Listing Requirements or applicable law (“Governing Rules”), the Committee shall fix its own rules of procedures.

III.    COMMITTEE DUTIES AND RESPONSIBILITIES

A.    Independent Auditors.

1.  The Committee shall have the sole responsibility to retain, evaluate, terminate and replace the Company’s independent auditors (the “Auditing Firm”), including the prior approval of audit engagement fees and terms, as well as prior approval of all permitted non-audit engagements with the Auditing Firm. Prior approval of non-audit services may be delegated to the Chairman of the Committee. The Auditing Firm shall report directly to the Committee.

2.  The Committee shall review with management and the Auditing Firm any problems or difficulties encountered in the course of audit work and management’s responses thereto. The Committee shall oversee the resolution of all disagreements between the Auditing Firm and the Company’s management regarding the Company’s financial reporting.

3.  The Committee shall review the performance of the Auditing Firm at least annually, taking into account the views of the Company’s management and internal audit staff. As a part of such review, the Committee shall: (i) obtain and review a report by the Auditing Firm describing the Auditing Firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the Auditing Firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditing Firm; and any steps taken to address any such issues; and (ii) require the Auditing Firm to verify that it is registered with the Public Company Accounting Oversight Board in accordance with the Act.

4.  At least annually, the Committee shall receive and review a report from the Auditing Firm describing all relationships between it and the Company and the Committee shall take such additional steps as the Committee deems necessary or appropriate to satisfy itself that the Auditing Firm is independent.

5.  The Committee shall require the Auditing Firm to provide the Committee with timely reports of: (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditing Firm, and (iii) other material written communications between the Auditing Firm and the management of the Company, such as any management letter or schedule of unadjusted differences.

6.  The Committee shall set clear hiring policies for employees or former employees of the Auditing Firm consistent with applicable law and the Listing Requirements.

B.    Company Disclosures and Certifications.

1.  The Committee shall review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the Auditing Firm,

including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other matters required to be communicated to the Committee by the Auditing Firm or management under generally accepted auditing standards or the Governing Rules. In the case of the Company’s annual audited financial statements, the Committee shall make a determination whether to recommend to the Board that such financial statements be included in the Company’s Form 10-K.

2.  The Committee shall discuss earnings press releases, as well as financial information and earnings guidance (if any) provided to analysts and ratings agencies.

3.  The Committee shall review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations under the Act and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

C.    Risk Assessment.   The Committee shall discuss policies with respect to financial risk assessment and management and actions by the Company’s management to monitor and control such exposures.

D.    Internal Auditors.  The Committee shall at least annually or otherwise as appropriate:

1.  Review and concur in the appointment, retention, replacement, reassignment, or dismissal of the Company’s Director of Internal Audit.

2.  Review the plans, budget and staffing of the Company’s internal audit department and shall inquire of the Auditing Firm as to the competence and adequacy of internal audit personnel.

3.  Review the internal audit department’s compliance with the Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing or any successor standards.

4.  Review with the internal auditors the results of all reviews of compliance with the Company’s Code of Business Conduct.

5.  Review significant findings of internal audit reports.

E.    Meetings/Review of Specific Matters.

1.  The Committee shall meet on, or within reasonable proximity to, the date of all regularly scheduled meetings of the Board and at any other times deemed necessary or appropriate by the Chairman or a majority of the Committee. The Committee shall report its activities to the Board of Directors at each meeting of the Board and otherwise as appropriate.

2.  At least quarterly, the Committee shall meet separately with management, with internal auditors (or others responsible for the internal audit function), and with the Auditing Firm.

3.  The Committee may form subcommittees of two or more members and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided that the Committee may not delegate to a subcommittee any power or authority required by the Governing Rules to be exercised by the Committee as a whole.

4.  The Committee shall meet with management and other employees, as it deems appropriate, to discuss matters which may have an impact on the financial statements.

5.  Minutes of each meeting of the Committee shall be prepared by a person designated by the Chairman as the secretary of such meeting and shall be submitted to the Committee for approval at its next meeting. All such minutes shall be filed with the records of the Company.

6.  The Committee shall discharge any other duty or responsibility assigned to it by the Board.

F.    Investigations.  The Committee shall have the power to conduct or authorize an investigation into any matter brought to its attention which falls within the scope of its duties and responsibilities.

G.    Complaints.  The Committee shall establish and oversee procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

H.    Outside Advisors.  The Committee shall have the sole authority to retain and terminate outside legal, accounting or other advisors in order to obtain advice and assistance in carrying out its duties and responsibilities or in conducting any investigation contemplated by this Charter. The Committee shall likewise have sole authority to approve such advisors’ fees and other terms of retention and may direct the proper officers of the Company to pay the reasonable fees and expenses of any such advisors.

I.    Committee Self Evaluation.  At least annually, the Committee shall perform an evaluation of its own performance and report its findings to the Board.

J.    Review of Charter.  The Committee shall review and assess the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board for approval.

IV.    AUDIT COMMITTEE’S ROLE

The Committee’s responsibility is one of oversight. The responsibility for the completeness and accuracy of the Company’s financial statements rests with the Company’s management. It is the Auditing Firm’s responsibility to perform an audit of, and to express an opinion as to whether, the Company’s annual financial statements are fairly presented in accordance with generally accepted accounting principles.

V.    COMPENSATION

No Committee member shall accept any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries or affiliates except for director’s fees. For this purpose, “director’s fees” means any consideration paid or provided to a Committee member as compensation for his or her service to the Company as a director and for his or her service on any committees of the Board, including the Committee. Director’s fees may be paid in the form of cash, stock of the Company, stock options, or any other form of consideration that is consistent with applicable law and the Listing Requirements.

THANK YOU FOR VOTING!

Ú  FOLD AND DETACH HERE  Ú

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One East Wacker Drive Chicago, Illinois 60601	PROXY Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Richard C. Vie and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 18, 2003, at the Annual Meeting of Shareholders of Unitrin, Inc., to be held at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets, Chicago, Illinois 60670, at 10:00 a.m. on May 7, 2003, and at any adjournment thereof, upon the following matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin
401(k) Savings Plan.

(1)	Election of Directors. Nominees for director are:

(01) James E. Annable (02) Eric J. Draut (03) Douglas G. Geoga (04) Reuben L. Hedlund (05) Jerrold V. Jerome (06) William E. Johnston, Jr.	(07) Wayne Kauth (08) Fayez S. Sarofim (09) Donald G. Southwell (10) Richard C. Vie (11) Ann E. Ziegler

(2)	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign and date this card on the reverse side and return promptly in the envelope provided.

If you vote by telephone or Internet, please DO NOT mail back this proxy card.

SEE REVERSE SIDE

One East Wacker Drive

Chicago, Illinois 60601

You may submit your proxy by mail, by telephone or through the Internet.

Please use only one of the three response methods.

BY MAIL		BY TELEPHONE		THROUGH THE INTERNET

		(Available only until 3:00 pm EDST on May 6, 2003)		(Available only until 3:00 pm EDST on May 6, 2003)
Mark, sign and date your proxy card and return it in the enclosed envelope to: Wachovia Bank, N.A. Attn: Proxy Tabulation NC-1153 P.O. Box 217950 Charlotte, NC 28254-3555	Or

Call toll free 1-866-361-3806 on any touch-tone telephone to authorize the voting of your shares. You may call 24 hours a day, 7 days a week. You will be prompted to enter the control number in the box below; then just follow the instructions.

Or

Access the website at
https://www.proxyvotenow.com/unt to authorize the voting of your shares. You may access the site 24 hours a day, 7 days a week. You will be prompted to enter the control number in the box below; then just follow the instructions.

Ú  FOLD AND DETACH HERE  Ú

-----------------------------------------------------------------------------------------------------------------------------------

☒	Please mark your votes as in this example.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal (1).

The Board of Directors recommends a vote FOR Proposal (1).

1.	Election of Directors	FOR* ☐	WITHHOLD AUTHORITY for all nominees ☐	2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

*INSTRUCTION: To withhold authority to vote for any individual nominee, write number(s) of such nominee(s) below.					☐	Please check this box if you plan to attend this meeting.

Please sign exactly as your name(s) appear hereon. All joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.

SIGNATURE(S)                                  DATE

UNITRIN, INC.

2003 Telephone Proxy Voting Script

866/361-3806

“Welcome to the telephone proxy voting system for Unitrin. Please enter the control number on your card, followed by the pound sign.”

If control number is validated, then:

“To vote as the Board of Directors recommends on all proposals, press 1. To vote on each proposal separately, press 2.”

If 1, then: (recap and confirmation routine)

“You have chosen to vote as the Board of Directors recommends on all proposals. To confirm your vote, press 1. To change your vote press 2.”

If 2, the process starts again from the top. If 1, then:

“If you are planning to attend the annual meeting, press 1. Otherwise press 2.”

If 2, the process starts again from the top. If 1, then:

“Your vote has been cast. If you would like to vote another proxy card for this company, press 1. If not, you may hang up now. Thank you for your call.”

If 2 (election to vote on each proposal separately). then:

“Now we will ask you to cast your vote on the nominees for director. To vote in favor of all nominees, press 1. To withhold from all nominees, press 2. To withhold from an individual nominee, press 3.”

If 1 or 2, vote recap, confirmation routine and branch to proposals:

If 1, then:

“You have just chosen to vote in favor of all nominees. To confirm your vote, press 1. To change your vote, press 2.”

If 2, then:

“You have just chosen to withhold your vote from all nominees. To confirm your vote, press 1. To change your vote, press 2.”

1

If 3, then:

“Please enter the two-digit number that appears next to the name of the nominee you wish to withhold from, followed by the pound sign.”

After the pound sign, then:

“If you wish to withhold from another nominee, enter the two-digit number that appears next to that nominee’s name, followed by the pound sign, or if you have completed voting for the nominees, press star.”

After the star sign, then:

“You have just chosen to withhold from the following nominees:”

The numbers are read back, then:

“To confirm your vote, press 1. To change your vote, press 2.”

If 2, the withholding routine starts again from the top. If 1, then (branch to proposals):

Vote recap and confirmation routine. When last proposal is confirmed, then

“If you are planning to attend the meeting, press 1. Otherwise, press 2.”

“Your vote has been cast. If you would like to vote another proxy card for this company, press 1. If not, you may hang up now. Thank you for your call.”

2

UNITRIN, INC.

2003 Internet Proxy Voting Script

www.proxyvotenow.com/unt

[Screen No. 1]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

Your electronic proxy vote has the same validity as a properly executed proxy card returned by mail.
To access the voting system, enter the unique control number printed on your proxy card, the click on Continue.
Your Control Number:

Continue [If clicked, will go to Screen No. 2]

1

[Screen No. 2]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

Validated Control Number:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Richard C. Vie and Eric J. Draut as Proxies, each with power of substitution, to vote all shares of Unitrin, Inc. common stock of the undersigned held as of March 18, 2003, at the Annual Meeting of Shareholders of Unitrin, Inc. to be held at Bank One Center, One Bank One Plaza, Dearborn and Madison Streets, Chicago, Illinois 60670, at 10:00 a.m. on May 7, 2003, and at any adjournment thereof, upon the following matters. This card also constitutes voting instructions for all shares, if any, credited to the account of the undersigned in the Unitrin 401(k) Savings Plan.

The Board of Directors Recommends a Vote FOR Proposal (1).

To vote your shares in connection with the meeting, select one of the following two choices, then click on Proceed.
❑	Vote as the Board of Directors recommends on all proposals. [If chosen and Proceed is clicked, will go to Screen No. 3]
❑	Vote on each proposal separately. [If chosen and Proceed is clicked, will go to Screen No. 4]
Proceed

2

[Screen No. 3]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

Control Number:

You elected to:

Vote as the Board of Directors recommends on all proposals.
Submit [If clicked, will go to Screen No. 6]
Modify Choice [If clicked, will return to Screen No. 2]

3

[Screen No. 4]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

Control Number:

You elected to: Vote on each proposal individually.
Indicate your choice by clicking on the appropriate box, then Submit your vote:
1. Election of Directors:
❑	Vote FOR all nominees listed below.
❑	Withhold authority to vote for all nominees listed below.
❑	Withhold authority to vote for a specific nominee or nominees, as indicated by check after name below.

Nominees:

(1) James E. Annable	❑

(2) Eric J. Draut	❑

(3) Douglas G. Geoga	❑

(4) Reuben L. Hedlund	❑

(5) Jerrold V. Jerome	❑

(6) William E. Johnston, Jr.	❑

(7) Wayne Kauth	❑

(8) Fayez S. Sarofim	❑

(9) Donald G. Southwell	❑

(10) Richard C. Vie	❑

(11) Ann E. Ziegler	❑
Submit [If clicked, will go to Screen No. 5]
Clear Ballot [If clicked, will clear choices and remain on this Screen]

4

[Screen No. 5]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

Control Number:

Summary of Your Choices
1. Election of Directors

(1) James E. Annable

[FOR or WITHHOLD, depending on choice]

(2)    Eric J. Draut

[FOR or WITHHOLD, depending on choice]

(3) Douglas G. Geoga

[FOR or WITHHOLD, depending on choice]

(4) Reuben L. Hedlund

[FOR or WITHHOLD, depending on choice]

(5) Jerrold V. Jerome

[FOR or WITHHOLD, depending on choice]

(6) William E. Johnston, Jr.

[FOR or WITHHOLD, depending on choice]

(7) Wayne Kauth

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(8) Fayez S. Sarofim

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(9) Donald G. Southwell

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(10) Richard C. Vie

[FOR or WITHHOLD, depending on choice]

(11) Ann E. Ziegler

[FOR or WITHHOLD, depending on choice]

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[Screen No. 6]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

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[Screen No. 7]

Unitrin	[Unitrin, Inc. Logo]

Annual Meeting

Meeting Date: 05/07/2003

Record Date: 03/18/2003

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